UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Oct. 18, 2012 (Oct. 12, 2012)

Commission File Number 0-8084
Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement

Modification of Revolving Credit Facility

As previously reported, Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) has maintained a revolving line of credit in the amount of $15,000,000 (the “Line of Credit”) with RBS Citizens Bank, National Association (as successor by merger to Citizens Bank of Connecticut, “RBS Citizens”) since 2002.

On October 12, 2012, the Company and RBS Citizens agreed to increase the amount of the Line of Credit from $15,000,000 to $20,000,000 and to extend the maturity date of the Line of Credit until June 30, 2014. The parties also (a) amended the promissory note evidencing the Company’s indebtedness under the Line of Credit and (2) modified the Line of Credit to reduce the unused facility fee, add additional representations and warranties by the Company and add a cross-default provision in favor of RBS Citizens.

Copies of the October 12, 2012 Letter Amendment and the Third Allonge to Promissory Note are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are hereby incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)    Exhibits

10.1	Letter Agreement between Connecticut Water Service, Inc. and RBS Citizens, National Association, dated October 12, 2012, is filed herewith.
10.2	Third Allonge to Demand Promissory Note, dated October 12, 2012, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: October 18, 2012	By: /s/ David C. Benoit David C. Benoit Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

10.1	Letter Agreement between Connecticut Water Service, Inc. and RBS Citizens, National Association, dated October 12, 2012, is filed herewith.
10.2	Third Allonge to Demand Promissory Note, dated October 12, 2012, is filed herewith.